KINETICS MUTUAL FUNDS, INC. and KINETICS PORTFOLIOS TRUST
SIXTH AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS SIXTH AMENDMENT dated as of the 9th day of June, 2017, to the Fund Accounting Servicing Agreement, dated as of December 15, 2005, as amended June 16, 2006, December 15, 2006, March 5, 2007, December 6, 2007 and December 18, 2009, is entered into by and among Kinetics Mutual Funds, Inc., a Maryland corporation, Kinetics Portfolios Trust, a Delaware business trust and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company.

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Servicing Agreement dated as of December 15, 2005, as previously amended (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement to add The Kinetics Spin-off and Corporate Restructuring Fund; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

The current Exhibit A, the list of funds, is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KINETICS MUTUAL FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By:	By:
Name:	Name: Michael L. Ceccato
Title:	Title: Senior Vice President

KINETICS PORTFOLIOS TRUST

By:
Name:
Title:

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Amended Exhibit A
to the Fund Accounting Servicing Agreement – Kinetics Mutual Funds, Inc. and Kinetics Portfolios Trust at June, 2017

Separate Series of Kinetics Mutual Funds, Inc. – Feeder Funds

Name of Series
The Internet Fund
The Global Fund
The Paradigm Fund
The Tactical Paradigm Fund
The Medical Fund
The Small Cap Opportunities Fund
The Market Opportunities Fund
The Alternative Income Fund
The Multi-Disciplinary Income Fund
The Kinetics Spin-off and Corporate Restructuring Fund

Separate Series of Kinetics Portfolios Trust – Master Investment Portfolios

Name of Series
The Internet Portfolio
The Global Portfolio
The Paradigm Portfolio
The Medical Portfolio
The Small Cap Opportunities Portfolio
The Kinetics Government Money Market Portfolio
The Market Opportunities Portfolio
The Alternative Income Portfolio
The Multi-Disciplinary Income Portfolio

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